SUBSIDIARIES OF SHONEY'S, INC.

Pargo's of Frederick, Inc.
Shoney's Equipment Corporation
Commissary Operations, Inc.
Shoney's of Canada, Inc.
Pargo's of York, Inc.
Shoney's of Michigan, Inc.
SHN Investments, LLC
       Subsidiary of SHN Investments, LLC
          Beverage Sales, Inc.
          SHN Properties, LLC
TPI Entertainment, Inc.
TPI Insurance Corporation
TPI Restaurants, Inc. ("TPIR")
       Subsidiaries of TPIR
          TPI Transportation, Inc.
          TPI Commissary, Inc.
          TPI Properties, Inc.